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EXHIBIT A.(5)(j)
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NORTHSTAR LIFE                                   CHILDREN'S BENEFIT POLICY RIDER
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Northstar Life Insurance Company - University Corporate Centre at Amherst -
Suite 424 - 100 Corporate Parkway - Amherst, New York 14226
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GENERAL INFORMATION
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This rider amends the group policy to which it is attached, and is subject to every term, condition, exclusion, limitation and provision of the group policy unless otherwise expressly provided for herein.

WHAT IS THE PURPOSE OF THIS RIDER?

This rider provides life insurance on the lives of the insured's eligible children. To obtain children's coverage under this rider, the insured must apply for children's coverage and pay an additional monthly charge.

WHAT MEMBERS OF THE INSURED'S FAMILY ARE ELIGIBLE FOR CHILDREN'S COVERAGE?

The following members of the insured's family are eligible for insurance under this rider:

The insured's unmarried child or children, including stepchildren living in his or her household and children legally adopted, who

      (i)  are between the ages of 14 days and 23 years; and
      (ii) are dependent upon the insured for financial support.

Any child who, subsequent to the insured's certificate effective date, meets the requirements of this provision will become insured on the date he or she so qualifies.

DEATH BENEFIT
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WHAT IS THE AMOUNT OF LIFE INSURANCE ON EACH INSURED CHILD?

The amount of life insurance on each insured child is shown on the specifications page attached to the insured's certificate. The amount of insurance for each insured child shall not exceed the lesser of the insured's amount of insurance or $4,000.

WHEN WILL THE DEATH BENEFIT BE PAYABLE?

We will pay the death benefit upon receipt of written proof satisfactory to us that a child insured under the rider died. All payments by us are payable at our home office. Proof of any claim under this rider must be submitted in writing to our home office.

TO WHOM WILL WE PAY THE PROCEEDS?

All proceeds payable under this rider will be paid to the insured.



ADDITIONAL INFORMATION
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WHEN DOES INSURANCE ON THE INSURED'S ELIGIBLE CHILDREN BECOME EFFECTIVE?

Insurance on the insured's eligible children becomes effective when the insured's completed application for children's coverage is approved by us; however, in no event will insurance on the insured's eligible children be effective before the insured's insurance under the group policy is effective.

WHAT IS THE MONTHLY COST TO THE INSURED FOR INSURANCE UNDER THIS RIDER?

The monthly cost to the insured for insurance under this rider is shown on the specifications page attached to the insured's certificate.

WHEN WILL THE INSURED'S ACCOUNT BE CHARGED?

On the first day of each certificate month, the monthly cost for insurance under this rider will be charged to the insured's account.

WHEN DOES INSURANCE ON AN ELIGIBLE CHILD TERMINATE?

Insurance on the life of a child insured under this rider will terminate on the earliest of:

      (1) the date the insured requests that insurance on his or her eligible children be terminated;
      (2) the date the child is no longer eligible for insurance under this rider;
      (3) the date the insured is no longer insured under the group policy.

WHAT IS THE CONVERSION PRIVILEGE UNDER THIS RIDER?

If an insured child's coverage under this rider terminates because he or she is no longer eligible, or because of the death of the insured employee, or because of termination or amendment of this rider, the insurance may be converted to a policy of individual insurance with Northstar Life.

Conversion may be requested by the insured employee, if living, an insured spouse upon divorce or annulment of marriage to the insured employee, an insured child of legal capacity, or an insured child's guardian, if applicable. All other conditions and provisions of the conversion privilege section of the group policy to which this rider is attached will apply.

WILL ACCOUNT VALUES ACCUMULATE FOR AN INSURED CHILD?

No. The insurance on an insured child will not accumulate account values.


/s/ Dennis E. Prohofsky                            /s/ Robert E. Hunstad
Secretary                                          President